Exhibit 99.1

FAZE HOLDINGS ANNOUNCES LEADERSHIP APPOINTMENTS

CHRISTOPH PACHLER NAMED CHIEF OPERATING OFFICER AND CHIEF FINANCIAL OFFICER, FAZE HOLDINGS; ERIK ANDERSON NAMED PRESIDENT, FAZE CLAN

L: Christoph Pachler, CFO & COO of FaZe Holdings, Inc

R: Erik Anderson, President of FaZe Clan

Download hi-res images here

Los Angeles, CA (May 17, 2023) – Today, FaZe Holdings. Inc., parent company of FaZe Clan, the lifestyle and media platform rooted in gaming and youth culture, announces the appointment of Christoph Pachler, currently Chief Financial Officer, to the additional role of Chief Operating Officer of FaZe Holdings and Erik Anderson to President of FaZe Clan, Inc. Pachler and Anderson will both report to CEO, Lee Trink.

Since joining FaZe Holdings in September 2022 as CFO, Pachler has played a crucial role in improving the company’s cost structure and deployed greater financial discipline across all of FaZe’s initiatives. In his additional role of Chief Operating Officer (COO), he will lead efforts to drive efficiencies across the organization.

“These appointments demonstrate our focus on driving the FaZe business and brand forward while assuring a cost-effective approach to operating the business as we pursue our path to profitability,” said Lee Trink, CEO of FaZe Holdings, Inc. “By expanding Christoph’s role to CFO and COO, we are streamlining management focus on cost discipline so that FaZe is better positioned to scale and grow.”

Erik Anderson joined FaZe Clan in 2016 and previously served as head of esports. During his tenure, he’s grown the esports division, which currently competes across 13 titles with a collective total of 40 championships. Anderson will now take a greater leadership role in the gaming organization, while continuing to lead the esports division.

Trink continues, “Erik has deep roots at FaZe Clan and has been a critical leader throughout the past several years with a proven track record of successfully growing and developing talent. I’m thrilled for him to further leverage his knowledge and understanding of the FaZe Clan brand to additional verticals across the organization.”

FaZe Holdings also announced that Zach Katz has resigned from his position as President and COO to explore other business opportunities. His resignation is effective May 31, 2023.

ABOUT FAZE HOLDINGS INC.

FaZe Holdings Inc. (Nasdaq: FAZE) (“FaZe Clan”), is a digital-native lifestyle and media platform rooted in gaming and internet culture, reimagining traditional entertainment for the next generation. Founded in 2010 by a group of kids on the internet, FaZe Clan was created for and by gamers and today operates across multiple verticals with transformative content, tier-one brand partnerships, a collective of notable talent, and fashion and consumer products. Reaching over 500 million followers across social platforms globally, FaZe Clan delivers a wide variety of entertainment spanning video blogs, lifestyle and branded content, gaming highlights and live streams of highly competitive gaming tournaments. FaZe Clan’s roster of more than 100 influential personalities consists of engaging content creators, esports professionals, world-class gamers and a mix of talent who go beyond the world of gaming, including NFL star Kyler “FaZe K1” Murray, LeBron “FaZe Bronny” James Jr., Lil Yachty aka “FaZe Boat”, Offset aka “FaZe Offset” and Snoop Dogg aka “FaZe Snoop.” Its gaming division includes 15 competitive esports teams who have won 40 world championships. The content of any website referenced or hyperlinked in this communication is neither incorporated into, nor part of, this communication. For more information, visit www.fazeclan.com, investor.fazeclan.com and follow FaZe Clan on Twitter, Instagram, YouTube, TikTok, and Twitch.

FORWARD LOOKING STATEMENTS:

The information in this communication includes “forward-looking statements” pursuant to the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included in this communication, regarding the company’s strategy, future operations and financial performance, market opportunity prospects, plans and objectives of management are forward-looking statements. These forward-looking statements generally are identified by the words “budget,” “could,” “forecast,” “future,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seem,” “seek,” “strive,” “would,” “should,” “may,” “believe,” “intend,” “expects,” “will,” “projected,” “continue,” “increase,” and/or similar expressions that concern strategy, plans or intentions, but the absence of these words does not mean that a statement is not forward-looking. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on the management’s belief or interpretation of information currently available.

These forward-looking statements are based on various assumptions, whether or not identified herein, and on the current expectations of management and are not predictions of actual performance. Because forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions, whether or not identified in this communication, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Many factors could cause actual results and condition (financial or otherwise) to differ materially from those indicated in the forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the company. Forward-looking statements speak only as of the date they are made. While FaZe Clan may elect to update these forward-looking statements at some point in the future, FaZe Clan specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing FaZe Clan’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

###

Press Contacts:

FaZe Clan: alana.battaglia@fazeclan.com